Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports Second Quarter 2020 Results

Highlights

•

GAAP revenue of $1,013.4 million for the three months ended June 30, 2020, representing a decline of 13.1%, 13.3% on an adjusted basis, and 12.8% on a constant currency adjusted basis compared to the same period in 2019.

•	Net new business awards of $1,360.9 million and $5,796.6 million for the three and twelve months ended June 30, 2020, representing book-to-bill ratios of 1.34x and 1.27x, respectively.
▪

Clinical Solutions segment net new business awards of $1,180.1 million and $4,567.1 million for the three and twelve months ended June 30, 2020, representing book-to-bill ratios of 1.58x and 1.35x, respectively. Clinical Solutions backlog growth of 14.8% compared to the same period in 2019.

▪

Commercial Solutions segment net new business awards of $180.8 million and $1,229.5 million for the three and twelve months ended June 30, 2020, representing book-to-bill ratios of 0.68x and 1.04x, respectively. Secured two new strategic Commercial relationships expected to fuel future growth.

•	GAAP net income of $3.9 million and GAAP diluted earnings per share of $0.04 for the three months ended June 30, 2020.
•	Adjusted diluted earnings per share of $0.58 for the three months ended June 30, 2020.
•	Adjusted EBITDA of $118.7 million for the three months ended June 30, 2020.
•	Issued full-year 2020 guidance; revenue of $4,470 million to $4,570 million, adjusted EBITDA of $600 million to $640 million, and adjusted diluted earnings per share of $3.16 to $3.38.

MORRISVILLE, N.C. -- August 6, 2020 -- Syneos Health (Nasdaq:SYNH), a leading biopharmaceutical solutions organization combining a Contract Research Organization and a Contract Commercial Organization, today reported financial results for the three and six months ended June 30, 2020.

“We delivered solid second quarter results with strong overall net awards, demonstrating the resilience of our Biopharmaceutical Acceleration Model despite the challenges of COVID-19,” said Alistair Macdonald, Chief Executive Officer, Syneos Health. “We continue to build a strong foundation for growth in 2021 and beyond, renewing agreements with two large customers and securing two new long-term Commercial strategic relationships, including a Top 20 pharma company, this quarter.  While it remains challenging to fully estimate the future impact of the pandemic, we are pleased to provide our full year guidance for 2020, which reflects our expectation of the continued recovery during the second-half of the year, as well as our confidence in the long-term strength of our business and strategy.”

Second Quarter 2020 Results

Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measures.

For the three months ended June 30, 2020, GAAP revenue decreased 13.1% to $1,013.4 million and decreased 13.3% compared to the adjusted revenue from the same period in the prior year. On a constant currency basis, revenue decreased 12.8% compared to the adjusted revenue from the same period in the prior year. This decrease was driven by revenue decline in both Clinical Solutions and Commercial Solutions, as discussed below.

For the three months ended June 30, 2020, Clinical Solutions GAAP revenue decreased 12.1% to $747.2 million, and decreased 12.3% compared to the adjusted revenue from the same period in the prior year. On a constant currency basis, revenue decreased 11.6% compared to the adjusted revenue from the same period in the prior year. This decrease was primarily due to the impacts of COVID-19, the related decline in reimbursable out-of-pocket expenses, the divestiture of the Company’s contingent staffing business, and the negative impact of fluctuations in foreign currency exchange rates.

For the three months ended June 30, 2020, Commercial Solutions GAAP revenue decreased 16.0% to $266.2 million from the same period in the prior year. On a constant currency basis, revenue decreased 15.8%. This decrease was primarily due to the impacts of COVID-19, including a disproportionate decline in reimbursable out-of-pocket expenses as well as delays in new project starts.

GAAP net income for the three months ended June 30, 2020 was $3.9 million, resulting in diluted earnings per share of $0.04, compared to GAAP net income of $11.3 million, or diluted earnings per share of $0.11, for the three months ended June 30, 2019. The decline in GAAP net income and diluted earnings per share were primarily due to a lower operating margin, partially offset by lower interest expense.

Adjusted net income for the three months ended June 30, 2020 was $60.7 million, resulting in adjusted diluted earnings per share of $0.58, compared to adjusted net income of $77.3 million, or adjusted diluted earnings per share of $0.74 for the three months ended June 30, 2019. The decline in adjusted net income and adjusted diluted earnings per share were primarily due to the decline in adjusted EBITDA, discussed below, partially offset by lower interest expense.

Adjusted EBITDA for the three months ended June 30, 2020 decreased 22.8% to $118.7 million from the prior year period, representing a decrease in adjusted EBITDA margin from 13.2% to 11.7%. This decrease in adjusted EBITDA margin was driven primarily by the impacts of COVID-19 on both Clinical Solutions and Commercial Solutions, partially offset by the impact of our cost management strategies, including ForwardBound, and lower reimbursable out-of-pocket expenses. A portion of these cost reductions are due to temporary cost savings measures implemented in response to the uncertainty caused by the COVID-19 pandemic.

First Half 2020 Results

For the six months ended June 30, 2020, GAAP revenue decreased 4.8% to $2,176.8 million and decreased 4.9% compared to the adjusted revenue from the same period in the prior year. On a constant currency basis, revenue decreased 4.4% compared to the adjusted revenue from the same period in the prior year. These decreases were driven by revenue declines in both Commercial Solutions and Clinical Solutions, as discussed below.

For the six months ended June 30, 2020, Clinical Solutions GAAP revenue decreased 2.0% to $1,622.0 million, and decreased 2.2% compared to the adjusted revenue from the same period in the prior year. On a constant currency basis, revenue decreased 1.5% compared to the adjusted revenue from the same period in the prior year. These decreases were primarily due to the impacts of COVID-19, the related decline in reimbursable out-of-pocket expenses, and the negative impact of fluctuations in foreign currency exchange rates, partially offset by revenue growth during the three months ended March 31, 2020.

For the six months ended June 30, 2020, Commercial Solutions GAAP revenue decreased 12.1% to $554.7 million from the same period in the prior year. On a constant currency basis, revenue decreased 11.9%. These decreases were primarily due to the impacts of COVID-19, including a disproportionate decline in reimbursable out-of-pocket expenses as well as delays in new project starts, and an unfavorable revenue mix during the three months ended March 31, 2020.

GAAP net income for the six months ended June 30, 2020 was $37.5 million, resulting in diluted earnings per share of $0.36, compared to a GAAP net loss of $18.7 million, or a diluted loss per share of $0.18, for the six months ended June 30, 2019. Adjusted net income for the six months ended June 30, 2020 was $132.1 million, resulting in adjusted diluted earnings per share of $1.25, compared to adjusted net income of $139.4 million, or adjusted diluted earnings per share of $1.33 for the six months ended June 30, 2019. The decreases in adjusted net income and adjusted diluted earnings per share were primarily due to a decline in adjusted EBITDA, discussed below, partially offset by lower interest expense.

Adjusted EBITDA for the six months ended June 30, 2020 decreased 11.3% to $256.1 million from the same period in the prior year, representing a decrease in adjusted EBITDA margin from 12.6% to 11.8%. This decrease in adjusted EBITDA was driven primarily by the impacts of COVID-19 on both Clinical Solutions and Commercial Solutions, partially offset by the impact of our cost management strategies, including ForwardBound, and lower reimbursable out-of-pocket expenses. A portion of these cost reductions are due to temporary cost savings measures implemented in response to the uncertainty caused by the COVID-19 pandemic.

Net New Business Awards and Backlog

Net new business awards were $1,360.9 million and $5,796.6 million for the three and twelve months ended June 30, 2020, representing a book-to-bill ratio of 1.34x and 1.27x, respectively. Clinical Solutions net new business awards were $1,180.1 million and $4,567.1 million for the three and twelve months ended June 30, 2020, representing a book-to-bill ratio of 1.58x and 1.35x, respectively. Commercial Solutions net new business awards were $180.8 million and $1,229.5 million for the three and twelve months ended June 30, 2020, representing a book-to-bill ratio of 0.68x and 1.04x, respectively. These net new business awards contributed to an ending backlog of $9,607.0 million as of June 30, 2020, consisting of $8,997.3 million for Clinical Solutions and $609.7 million for the Deployment Solutions offering within Commercial Solutions.

COVID-19 Update

Update on Operations

Within Clinical Solutions, the Company continued to experience limitations on physical access to investigative sites due to the impact of COVID-19 during the second quarter. Approximately 10% of investigative sites remain completely inaccessible and the remaining sites continue to allow at least some level of virtual access. Approximately 40% of the Company’s clinical trial sites are currently permitting physical visits. Where sites are inaccessible to physical visits, the Company was able to mitigate this impact through remote monitoring.

Within Commercial Solutions, the Deployment Solutions field teams continue to experience limitations on their abilities to physically visit healthcare providers (“HCP”s), delays and cancellations of existing projects, and travel restrictions. Teams have quickly transitioned to virtual activities and during July approximately 50% of these teams were allowed to resume physical HCP visits, where possible.

The Company effectively implemented its planned cost management strategies during the second quarter while ensuring all measures are being appropriately balanced with the Company's continued commitment to maintain excellent delivery quality and quickly re-accelerate work activities for the benefit of its customers.

Liquidity and Capital Management Update

The Company remains confident in its liquidity position, which includes cash on hand of $343.0 million as of June 30, 2020, and access to its revolving credit facility. During the three months ended June 30, 2020, the Company repaid $150.0 million on its revolving credit facility, leaving a remaining capacity of $431.1 million.

During the three months ended June 30, 2020, the Company paused share repurchases of common stock to preserve liquidity. As of June 30, 2020, the Company had remaining repurchase authorization of $136.3 million, which is available through the end of 2020. The Company will continue to evaluate the utilization of its share repurchase program as market and economic conditions evolve.

During the three months ended June 30, 2020, the Company also repaid $19.4 million of its term loan debt.

Full Year 2020 Business Outlook

The Company's guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, and the Company’s current cost management strategies. In addition, the guidance presented below represents the Company’s best efforts to estimate the impact of COVID-19 on its business, recognizing that factors related to COVID-19, including the severity and duration of the pandemic, are outside of the Company’s control and, given their uncertain nature, could impact the Company’s future operating results. Furthermore, the guidance presented below is based on current foreign currency exchange rates, current interest rates, and the Company's expected FY 2020 non-GAAP effective tax rate of approximately 24.0%. The guidance is based upon the Company's estimated number of weighted average diluted shares outstanding, and does not take into account any share repurchases beyond the second quarter of 2020. The Company's full year 2020 guidance is outlined below:

	FY 2020
	Low	High
	(in millions, except per share data)
Revenue	$4,470	$4,570
Adjusted EBITDA	600	640
Adjusted Diluted EPS	$3.16	$3.38

Important disclosures in this earnings release about and reconciliations of historical and forward-looking non-GAAP measures, to the nearest corresponding GAAP measures are provided below under "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Measures.”

Webcast and Conference Call Details

Syneos Health will host a conference call at 8:00 a.m. ET on August 6, 2020, to discuss its second quarter 2020 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please dial +1 877 930 8058 within the United States or +1 253 336 7551 outside the United States approximately 15 minutes before the scheduled start of the call. The conference ID for the call is 5227209.

An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 1:00 p.m. ET on August 6, 2020. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 855 859 2056 within the United States or +1 404 537 3406 outside the United States. The audio replay ID is 5227209.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Syneos Health brings together approximately 24,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies, and applies advanced business practices to speed its customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the future impact of the COVID-19 pandemic on our business, financial results and financial condition, anticipated financial results for the full year 2020, our foundation for growth in 2021, and plans for cost savings and capital deployment. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: reliance on key personnel; principal investigators and patients; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; risks associated with the COVID-19 pandemic; the Company's ability to adequately price its contracts and not overrun cost estimates; any adverse effects from the Company's customer or therapeutic area concentration; the Company's ability to maintain or generate new business awards; the Company's ability to increase its market share, grow its business, and execute its growth strategies; the Company's backlog not being indicative of future revenues and its ability to realize the anticipated future revenue reflected in its backlog; fluctuations in the Company's operating results and effective income tax rate; risks related to the Company's information systems and cybersecurity; changes and costs of compliance with regulations related to data privacy; risks related to the United Kingdom’s withdrawal from the European Union; risks related to the Company's transfer pricing policies; failure to perform services in accordance with contractual requirements, regulatory requirements and ethical considerations; risks relating to litigation and government investigations; risks associated with the Company's early phase clinical facilities; insurance risk; risks of liability resulting from harm to patients; success of investments in the Company's customers’ business or drugs; foreign currency exchange rate fluctuations; risks associated with acquired businesses, including the ability to integrate acquired operations, products, and technologies in our business; risks related to the Company's income tax expense and tax reform; risks relating to the Company's intellectual property; risks associated with the Company's acquisition strategy; failure to realize the full value of goodwill and intangible assets; restructuring risk; potential violations of anti-corruption and anti-bribery laws; risks related to the Company's dependence on third parties; downgrades of the Company's credit ratings; competition in the biopharmaceutical services industry; changes in outsourcing trends; regulatory risks; trends in the Company's customers’ businesses; the Company's ability to keep pace with rapid technological change; risks related to the Company's indebtedness; fluctuations in the Company's financial results and stock price; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted revenue, segment adjusted revenue, adjusted net income (including adjusted diluted earnings per share), EBITDA, adjusted EBITDA, adjusted EBITDA margin, and non-GAAP effective income tax rate. We also present adjusted revenue growth in constant currency. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period's foreign currency exchange rates measured against the comparative period's adjusted revenues. Constant currency segment revenue growth is defined as revenue for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s adjusted or GAAP revenues, as applicable.

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company.

The Company defines adjusted revenue and segment adjusted revenue as GAAP revenue and segment revenue, respectively, adjusted to include revenue eliminated as a result of purchase accounting.

The Company defines adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding acquisition-related deferred revenue adjustments; acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; gain or loss on extinguishment of debt; other income (expense), net; the income tax effect of the above adjustments; and the impact of the base erosion and anti-abuse tax.

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; other income (expense), net; and gain or loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted net income (including adjusted diluted earnings per share) and adjusted EBITDA are used by management and the Board to assess the performance of the Company's business.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Danielle DeForge Executive Director, External Communications Phone: +1 781 425 2624 Email: danielle.deforge@syneoshealth.com

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$1,013,399	$1,166,827	$2,176,754	$2,285,833

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	805,892	917,529	1,729,906	1,804,331
Selling, general, and administrative expenses	104,976	110,879	222,946	223,996
Restructuring and other costs	8,171	11,882	16,891	26,295
Transaction and integration-related expenses	3,368	7,654	10,945	24,312
Depreciation	17,304	19,248	34,529	38,819
Amortization	38,717	41,501	77,599	83,130
Total operating expenses	978,428	1,108,693	2,092,816	2,200,883
Income from operations	34,971	58,134	83,938	84,950

Other (income) expense, net:
Interest income	(122)	(2,133)	(458)	(3,635)
Interest expense	21,684	34,263	48,142	68,893
Loss on extinguishment of debt	—	—	—	4,355
Other expense (income), net	5,761	(7,573)	(13,169)	1,348
Total other expense, net	27,323	24,557	34,515	70,961
Income before provision for income taxes	7,648	33,577	49,423	13,989
Income tax expense	3,737	22,285	11,938	32,701
Net income (loss)	$3,911	$11,292	$37,485	$(18,712)

Earnings (loss) per share attributable to common shareholders:
Basic	$0.04	$0.11	$0.36	$(0.18)
Diluted	$0.04	$0.11	$0.36	$(0.18)
Weighted average common shares outstanding:
Basic	104,198	103,699	104,232	103,532
Diluted	105,219	104,818	105,430	103,532

Syneos Health, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$343,030	$163,689
Accounts receivable and unbilled services, net	1,174,021	1,303,641
Prepaid expenses and other current assets	80,348	94,834
Total current assets	1,597,399	1,562,164
Property and equipment, net	197,074	203,926
Operating lease right-of-use assets	211,295	218,531
Goodwill	4,323,229	4,350,380
Intangible assets, net	913,375	973,081
Deferred income tax assets	34,312	37,012
Other long-term assets	130,447	108,701
Total assets	$7,407,131	$7,453,795

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$92,488	$136,686
Accrued expenses	532,356	568,911
Deferred revenue	657,980	696,907
Current portion of operating lease obligations	40,982	38,055
Current portion of finance lease obligations	15,728	17,777
Current portion of long-term debt	87,187	58,125
Total current liabilities	1,426,721	1,516,461
Long-term debt	2,653,363	2,550,395
Operating lease long-term obligations	207,588	218,343
Finance lease long-term obligations	27,969	36,914
Deferred income tax liabilities	9,510	11,101
Other long-term liabilities	82,296	90,927
Total liabilities	4,407,447	4,424,141

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000 shares authorized, 0 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value; 600,000 shares authorized, 104,236 and 103,866 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,042	1,039
Additional paid-in capital	3,446,852	3,441,471
Accumulated other comprehensive loss, net of taxes	(129,372)	(71,593)
Accumulated deficit	(318,838)	(341,263)
Total shareholders' equity	2,999,684	3,029,654
Total liabilities and shareholders' equity	$7,407,131	$7,453,795

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$37,485	$(18,712)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	112,128	121,949
Share-based compensation	32,173	28,061
Provision for doubtful accounts	379	783
Provision for deferred income taxes	8,750	8,793
Foreign currency transaction gains	(12,541)	(957)
Fair value adjustment of contingent obligations	(3,943)	(940)
Loss on extinguishment of debt	—	4,355
Other non-cash items	1,501	1,147
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable, unbilled services, and deferred revenue	52,670	(89,535)
Accounts payable and accrued expenses	(64,757)	32,005
Other assets and liabilities	(8,680)	(3,435)
Net cash provided by operating activities	155,165	83,514
Cash flows from investing activities:
Purchases of property and equipment	(30,078)	(28,066)
Investments in unconsolidated affiliates	(7,202)	(3,000)
Net cash used in investing activities	(37,280)	(31,066)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount	—	183,195
Payments of debt financing costs	—	(1,032)
Repayments of long-term debt	(19,375)	(256,136)
Proceeds from accounts receivable financing agreement	6,600	38,200
Repayments of accounts receivable financing agreement	(6,600)	(22,400)
Proceeds from revolving line of credit	300,000	—
Repayments of revolving line of credit	(150,000)	—
Payments of contingent consideration related to business combinations	(26,634)	(8)
Payments of finance leases	(8,904)	(4,677)
Payments for repurchases of common stock	(32,029)	(49,671)
Proceeds from exercises of stock options	12,784	24,377
Payments related to tax withholdings for share-based compensation	(19,604)	(11,763)
Net cash provided by (used in) financing activities	56,238	(99,915)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,218	(1,209)
Net change in cash, cash equivalents, and restricted cash	179,341	(48,676)
Cash, cash equivalents, and restricted cash - beginning of period	163,689	155,932
Cash, cash equivalents, and restricted cash - end of period	$343,030	$107,256

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted revenue:
Revenue, as reported	$1,013,399	$1,166,827	$2,176,754	$2,285,833
Acquisition-related deferred revenue adjustment (a)	—	1,593	—	3,187
Adjusted revenue	$1,013,399	$1,168,420	$2,176,754	$2,289,020

Segment adjusted revenue:
Clinical Solutions revenue, as reported	$747,179	$849,922	$1,622,005	$1,654,880
Acquisition-related deferred revenue adjustment (a)	—	1,593	—	3,187
Clinical Solutions adjusted revenue	$747,179	$851,515	$1,622,005	$1,658,067

Commercial Solutions revenue, as reported	$266,220	$316,905	$554,749	$630,953

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
EBITDA and adjusted EBITDA:
Net income, as reported	$3,911	$11,292	$37,485	$(18,712)
Interest expense, net	21,562	32,130	47,684	65,258
Income tax expense	3,737	22,285	11,938	32,701
Depreciation	17,304	19,248	34,529	38,819
Amortization (b)	38,717	41,501	77,599	83,130
EBITDA	85,231	126,456	209,235	201,196
Acquisition-related deferred revenue adjustment (a)	—	1,593	—	3,187
Restructuring and other costs (c)	8,171	11,882	16,891	26,295
Transaction and integration-related expenses (d)	3,368	7,654	10,945	24,312
Share-based compensation (e)	16,175	13,794	32,173	28,061
Other expense (income), net (f)	5,761	(7,573)	(13,169)	1,348
Loss on extinguishment of debt (g)	—	—	—	4,355
Adjusted EBITDA	$118,706	$153,806	$256,075	$288,754
Adjusted EBITDA margin	11.7%	13.2%	11.8%	12.6%

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted net income:
Net income, as reported	$3,911	$11,292	$37,485	$(18,712)
Acquisition-related deferred revenue adjustment (a)	—	1,593	—	3,187
Amortization (b)	38,717	41,501	77,599	83,130
Restructuring and other costs (c)	8,171	11,882	16,891	26,295
Transaction and integration-related expenses (d)	3,368	7,654	10,945	24,312
Share-based compensation (e)	16,175	13,794	32,173	28,061
Other expense (income), net (f)	5,761	(7,573)	(13,169)	1,348
Loss on extinguishment of debt (g)	—	—	—	4,355
Income tax adjustment to normalized rate (h)	(15,425)	(4,821)	(29,789)	(22,083)
Impact of base erosion and anti-abuse tax (i)	—	2,011	—	9,538
Adjusted net income	$60,678	$77,333	$132,135	$139,431

Diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	105,219	104,818	105,430	103,532
Effect of certain securities considered anti-dilutive under GAAP	—	—	—	1,279
Diluted weighted average common shares outstanding	105,219	104,818	105,430	104,811

Adjusted diluted earnings per share	$0.58	$0.74	$1.25	$1.33

a.	Represents non-cash adjustments resulting from the revaluation of deferred revenue and the subsequent elimination of revenue in purchase accounting in connection with business combinations.
b.	Represents the amortization of intangible assets associated with acquired customer relationships, backlog, and trademarks.
c.

Restructuring and other costs consist primarily of: (i) severance costs associated with a reduction/optimization of our workforce in line with our expectations of future business operations; (ii) termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges; and (iii) consulting costs incurred for the continued consolidation of legal entities and restructuring of our contract management process to meet the requirements of accounting regulation changes.

d.	Represents fees associated with business combinations, stock repurchases and secondary stock offerings, debt placement and refinancings, and other corporate transactions costs.
e.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.
f.	Other expense (income) is comprised primarily of foreign currency exchange gains and losses.
g.	Loss on extinguishment of debt is associated with debt prepayments and refinancing activities.
h.

Represents the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 24.0% for the three and six months ended June 30, 2020, and 24.5% for the three and six months ended June 30, 2019. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

i.	Represents the net income tax expense recorded as a result of the base erosion and anti-abuse tax.

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Full Year 2020 Guidance

(in millions, except per share data)

(Unaudited)

	Low	High
EBITDA and Adjusted EBITDA:
GAAP net income	$132.4	$152.7
Adjustments (a):
Interest expense, net	92.0	94.0
Income tax expense	56.8	65.5
Depreciation	70.0	72.0
Amortization	148.0	149.0
EBITDA	499.2	533.2
Restructuring and other costs	30.0	32.0
Transaction expenses	18.0	20.0
Share-based compensation expense	66.0	68.0
Other expense, net	(13.2)	(13.2)
Adjusted EBITDA	$600.0	$640.0

	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High
Adjusted net income and adjusted diluted earnings per share:
GAAP net income and diluted earnings per share	$132.4	$152.7	$1.25	$1.44
Adjustments:
Amortization (a)	148.0	149.0	1.40	1.41
Restructuring and other costs (a)	30.0	32.0	0.28	0.30
Transaction expenses (a)	18.0	20.0	0.17	0.19
Share-based compensation expense (a)	66.0	68.0	0.62	0.64
Other expense, net (a)	(13.2)	(13.2)	(0.12)	(0.12)
Income tax effect of above adjustments (b)	(46.2)	(50.7)	(0.44)	(0.48)
Adjusted net income and adjusted diluted earnings per share (c)(d)	$335.0	$357.8	$3.16	$3.38

(a)	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.
(b)	Income tax expense is calculated and the adjustments are tax-affected at an approximate effective rate of 24.0%, which represents the Company's estimated full year non-GAAP effective tax rate.
(c)	Guidance for Adjusted Diluted EPS incorporates interest expense based upon an assumed one-month LIBOR of 1.0% through the end of 2020.
(d)	Guidance for Adjusted Diluted EPS is based on an expectation of a fully diluted weighted average share count for FY 2020 of approximately 105.9 million shares, which will vary by quarter.